Exhibit 10.25

EXHIBIT VIII

AMENDMENT

TO

WORK ORDER FOR ONGOING

TRX GLOBAL DATA SERVICES

AND

WORK ORDER FOR TRX DATATRAX AD-HOC

REPORTING OF THE CITI GLOBAL DATA REPOSITORY (GDR)

BETWEEN

CITIBANK, N.A.

AND

TRX DATA SERVICES, INC.

Exhibit V, the Work Order for Ongoing TRX Global Data Services and Exhibit VI, the Work Order for TRX DATATRAX Ad-Hoc Reporting of the Citi Global Data Repository (GDR), which were issued pursuant to that Master Services Agreement (“Agreement”), effective as of February 1, 2002, by and between Citibank, N.A. (“Citi”) and TRX Data Services, Inc. (“Provider”), in consideration of the mutual promises of the parties are hereby amended as follows:

1. Term.

1.1 Exhibit V, Section 8.2, Term, provides for the term of the DP services to begin on the effective date of the Work Order (January 13, 2003), and expire three (3) years from such effective date (January 13, 2006). The parties hereby extend the term of the DP services for an additional three (3) years, beginning January 13, 2006, and expiring on January 13, 2009. On such expiration, the DP Services under this Work Order will renew automatically each year for an additional term of one (1) year unless one party provides the other with written notice of its intent to terminate not less than one hundred eighty (180) days prior to the end of the then-current term.

1.2 Exhibit VI provides for the term of that Work Order for TRX DATATRAX Ad-Hoc Reporting of the Citi Global Data Repository (GDR) to expire effective January 13, 2006. The parties hereby extend the term of that Work Order for an additional three (3) year term, so that it will expire on January 13, 2009. On such expiration, this Work Order will renew automatically each year for an additional term of one (1) year unless one party provides the other with written notice of its intent to terminate not less than one hundred and eighty (180) days prior to the end of the then current term.

2. Exhibit V, Schedule 2, Pricing for Ongoing Global Data Services, is amended as follows:

2.1	Base Transaction Pricing: The following is inserted into the end of the Base Transaction Pricing section:

Table 3 below presents the base transaction pricing for Global Data Services for the term beginning January 13, 2006 through the expiration of this Work Order.

Table 3: [*] Transactions including COB

[*]

2.2 Piece Work and Hourly Items Pricing – In Table 3:Year One, change the fee for the Item entitled “Electronic delivery if an individual Citi Client File” from [*] to [*] per file delivery. Citi will be charged for a minimum volume of [*] files per year for these file deliveries. These prices assume that the files are [*]. Such prices shall be effective beginning January 13, 2006

2.3 Phase 1 Enhanced Data Pricing—With regard to enhanced data pricing the parties agree that Phase 1 is complete as of September 30, 2005. Citi shall pay Provider for the remaining balance of the Phase 1 fee (which remaining balance is [*]), no later than December 1, 2005. Paragraph #6 shall be deleted and the following pricing for ongoing enhanced data services shall apply beginning October 1, 2005 and shall be subject to the invoicing provisions of the Exhibit V Work Order.

Table 1: Ongoing Enhanced Data Pricing

[*]

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Implementations of incremental feeds and customers, manual matching, and ad hoc production support related to enhanced data will be priced separately and invoiced incrementally. These incremental items do not count toward the [*]. Once new implementations are placed into production, the associated feed and transaction fees will count toward the [*].

3. Exhibit VI, Schedule 2, DATATRAX Reporting Pricing Schedule (as amended by Exhibit VII), is further amended as follows:

3.1 Base Transaction Pricing: The following is inserted into the end of the Base Transaction Pricing section:

The transactional-based Table (4) below sets forth the additional pricing for the GDS Transactions provided by Citi to Provider for its services rendered pursuant to the terms of this Work Order. Table (4) covers the duration of services provided beginning January 13, 2006 through the expiration of this Work Order.

Table 4: [*] Transactions

[*]

4. The parties agree that a new service level commitment is required for Exhibit V and Exhibit VI. The parties shall make reasonable efforts to conclude discussions and agree upon the terms of the service level commitment within thirty days of the commencement of the new term of the Exhibit V and Exhibit VI Work Orders.

5. With regard to project-based work performed under the Exhibit V and VI Work Orders in accordance with the terms of such Work Orders, as referenced in Sections 2.2 and 3.2 above, the following shall further clarify the parties’ intent: The parties shall continue with [*], as currently employed, whenever possible. For small or expedited projects and other projects where [*] is not feasible, the following [*] fees will apply: 1) [*] for production support services (such as user id creation, FDRs and TMCs), development, and project management; 2) higher rates may apply, as mutually agreed, for high priority sales support, strike team report development and senior or specialized development services; and 3) higher rates will apply in cases of accelerated development projects or development of new technologies, or when outside resources must be utilized. All project fees are subject to the annual CPI Increase. On a quarterly basis, Citi and Provider will review submissions for project work

[*] - Confidential Treatment Requested

for which Citi has submitted requirements to Provider and Provider has prepared a final estimate for the projects and Citi has approved for the upcoming quarter, to include standard projects such as new file inputs and outputs. Based on the submitted approved final estimates, Citi shall determine which estimates will be included in the forecast, and the parties will agree on a forecast for the quarter. Citi will commit to [*] of that forecast as a minimum commitment to the projects in the forecast (“Minimum Commitment”). At the end of the quarter, Citi will pay Provider the greater of the Minimum Commitment or the amount attributable to Provider project based invoices to Citi under the Exhibit V and Exhibit VI Work Orders dated during that quarter. Provider shall invoice Citi for the amount owed. Additional project work requested by Citi above the forecast will be estimated and placed into the development pipeline as time permits, expedited delivery may result in higher rates.

6. [*] Products. [*]

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7. Notwithstanding anything to the contrary in the Master Agreement, any Work Order, or any amendments to any of the same, the Exhibit V and the Exhibit VI Work Orders may be terminated for convenience by either party at any time on twelve (12) months prior written notice. If Citi terminates the Exhibit V or the Exhibit VI Work Orders prior to January 13, 2008, Citi shall pay Provider a fee of [*]. If Citi terminates the Exhibit V or the Exhibit VI Work Orders for convenience on or after January 13, 2008, Citi shall pay Provider a fee of [*]. All fees payable to Provider in accordance with this Section 7 shall be due as of the date of notice of termination of the applicable Work Order. Any capital expenditures required by Provider in order to perform under either Work Order after any notice of termination is given will be fully funded by Citi. Provider may elect to charge additional fees should services be required past the effective termination date for any Work Order.

8. The parties agree that all project costs incurred by either party in 2004 and all prior years in connection with work under the Exhibit V and Exhibit VI Work Orders have been resolved and fully settled to both parties satisfaction.

9. In regard to Section 11 of the Agreement, Provider is only obligated to comply with the version of the Citi Policies, Procedures and rules as provided to Provider by Citi and adhere to updates as provided. Provider shall have 30 days or a commercially reasonable period of time after receipt to comply to updates.

10. All other provisions of the Work Orders, all work in progress and all current pricing not specifically changed by this Amendment shall remain unchanged and in full force and effect, including the current CCAS work and related piece work.

UNDERSTOOD AND AGREED:

CITICORP NORTH AMERICA, INC.		TRX DATA SERVICES, INC.

Signature:	/s/ Michael Valentini	Signature:	/s/ Norwood H. Davis III

Printed Name:	Michael Valentini	Printed Name:	Norwood H. Davis III

Title:		Title:	President

Date:	1/23/06	Date:	6 December 2005

[*] - Confidential Treatment Requested

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